SECURITIES AND EXCHANGE COMMISSION
                   Washington, D.C. 20549
                    ___________________________


                                           FORM 8-K

                                    CURRENT REPORT




                             Pursuant to Section 13 or 15(d) of
                             the Securities Exchange Act of 1934



Date of Report                                                March 4, 1997



                                 CHEUNG LABORATORIES, INC.


                                                 MARYLAND



2-93826-W                                                  52-1256615
(Commission File Numbe                (IRS Employer Identification  Number)




10220 Old Columbia Road Suite I Columbia, MD 21046   Phone: (410) 290-5390









March 4, 1997


Securities & Exchange Commission
Corporate Finance Division
Chief Counsel's Office
450 Fifth Street, N.W.
Washington, DC 20549-1007

RE: Cheung Laboratories, Inc.
      SEC File No. 2-93826-W

Please find the attached report on Form 8-K for Cheung Laboratories, Inc.
 Should you have any questions, please give us a call.

Very truly yours,


\s\ Verle D. Blaha
Verle D. Blaha
President
























ITEM 5:  OTHER EVENTS 8K Filing


    Cheung Laboratories, Inc. (the "Registrant') has completed its first breast cancer treatment system as part of its exclusive license agreement with Massachusetts Institute of Technology (MIT) for the commercialization rights to a proprietary patented Adaptive Phased Array (APA) technology to be used in conjunction with The Registrant's hyperthermia system (Microfocus
1000) for the treatment of cancer.

    The Registrant, has shipped the completed system to Massachusetts General Hospital (MGH)East, Center for Imaging and Pharmaceutical Research (CIPR), in Boston on a collaborative basis to evaluate the technology in an in vivo study using animal tumor models developed at CIPR.

     This innovative proprietary technology was originally developed by MIT for use in microwave radar systems for the Department of Defense.The Registrant believes the use of APA technology with the Registrant's Microfocus 1000 system represents a major breakthrough in the treatment of cancer using focused heat. With the MIT-APA technology, the Registrant will be in a position to market a complete line of state of the art, clinically effective and side-effect free hyperthermia cancer treatment systems for breast, prostate, liver, lung, pancreas and other deep-seated tumors.

   The Registrant's Microfocus 1000 system has been approved by the Food and Drug Administration (FDA) for cancer treatment used in conjunction with radiation. Adding APA to the Microfocus 1000 will require clinical studies before marketing and sales in the U.S.A. is allowed After the studies at MGH are completed, the Registrants plans to send the system abroad for clinical trials.



                                 SIGNATURES

   Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf of the undersigned thereunto duly authorized.

                                                    CHEUNG LABORATORIES, INC.


Date: March 4, 1997                                 By: \s\ Verle D. Blaha
                                                            Verle D. Blaha
                                                            President